EXHIBIT 23.6

[Letterhead]                                                  UBS Securities LLC
                                                              299 Park Avenue
                                                              New York, NY 10171

                                                              www.ubs.com

                          CONSENT OF UBS SECURITIES LLC

      We hereby consent to the use of our opinion letter dated July 12, 2003 to the Special Committee and the Board of Directors of Apex Mortgage Capital, Inc., and the references to UBS Securities LLC, in the proxy statement-prospectus constituting a part of the Registration Statement on Form S-4 of American Home Mortgage Investment Corp. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                               UBS SECURITIES LLC


By: /s/ Halle J. Benett                 By: /s/ Jonathan P. Dever
    -------------------                     ---------------------
    Halle J. Benett                         Jonathan P. Dever
    Executive Director                      Executive Director

New York, New York
July 29, 2003